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                                                                Exhibit 10.13(a)


                             DELEK US HOLDINGS, INC.
                          2006 LONG-TERM INCENTIVE PLAN
                         RESTRICTED STOCK UNIT AGREEMENT


      AGREEMENT, made as of this _ day of _________, 200_ by and between Delek US Holdings, Inc., a Delaware corporation (the "Company"), and _______________ (the "Participant").

                                   W I T N E S S E T H:

      WHEREAS, pursuant to the Delek US Holdings, Inc. 2006 Long-Term Incentive Plan (the "Plan"), the Company desires to grant to the Participant, and the Participant desires to accept, an Award of Restricted Stock Units with respect to shares of the Company's common stock, $0.01 par value (the "Common Stock"), upon the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Award. The Company hereby grants to the Participant an Award of Restricted Stock Units (the "RSUs") with respect to ________ shares of the Common Stock pursuant to the Plan.

      2. RSUs. RSUs constitute an unfunded and unsecured promise of the Company to deliver to the Participant, subject to the satisfaction of the vesting conditions set forth in Section 3 below and the other terms and conditions of this Agreement and the Plan, that number of shares of Common Stock referenced by the RSUs. Until such delivery, the Participant shall have the rights of a general unsecured creditor of the Company with respect to the RSUs and shall not have any rights as a stockholder of the Company.

      3. Vesting and Forfeiture. Except as otherwise provided herein or the Plan, the RSUs shall vest with respect to ________________ of the shares of Common Stock subject thereto on each of the following dates ____________________, provided that the Participant remains in continuous employment or other service with the Company or its affiliates through each applicable vesting date. The Participant shall forfeit the unvested portion of the RSUs upon the termination of the Participant's employment or other service with the Company or its affiliates.

      4. Issuance and Delivery of Shares. Except as otherwise provided herein, a stock certificate registered in the name of the Participant representing the shares of Common Stock referenced by the vested portion of the RSUs shall be issued and delivered to the Participant promptly following the vesting date. The Participant shall have no right to receive any dividend or distribution with respect to such shares if the record date for such dividend or distribution is prior to the vesting date of the RSUs.
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      5. Dividend Equivalents. The Participant shall be credited with dividend equivalents for any cash dividends paid on the number of shares of Common Stock covered by the RSUs as a cash deferral (bearing interest at the then prevailing prime interest rate as set forth in The Wall Street Journal), which deferral shall be settled in cash upon vesting of the related RSUs, subject to the same terms and conditions as such RSUs.

      6. Withholding and Consents. The delivery of shares of Common Stock represented by RSUs is conditioned on the Participant's satisfaction of any applicable withholding taxes in accordance with the Plan. The Participant's rights in respect of the RSUs are conditioned on the receipt to the full satisfaction of the Company of any required consents that the Company may determine to be necessary or advisable, including, without limitation, consents to deductions from wages or other arrangements satisfactory to the Company.

      7. Nontransferability. The RSUs may not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the Participant to any party (other than the Company or an affiliate thereof), or assigned or transferred (collectively, "Transferred") by the Participant other than by will or the laws of descent and distribution or to a beneficiary upon the death of the Participant. Any attempt by the Participant or any other person claiming against, through or under the Participant to cause the RSUs or any part of it to be Transferred in any manner and for any purpose shall be null and void and without effect upon the Company, the Participant or any other person.

      8. Compliance with Law; Transfer Orders; Legends. The Company will not be obligated to issue or deliver shares of Common Stock pursuant to this Agreement unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. All certificates for shares of Common Stock delivered under this Agreement shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

      9. No Employment or Other Rights. Nothing contained in the Plan or this Agreement shall confer upon the Participant any right with respect to the continuation of his or her employment or other service with the Company or its affiliates or interfere in any way with the right of the Company and its affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the Participant's employment or other service.

      10. Provisions of the Plan. The provisions of the Plan, the terms of which are incorporated in this Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Participant acknowledges receipt of a copy of the Plan prior to the execution of this Agreement.


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      11. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, except as otherwise provided in the Plan, may not be modified other than by written instrument executed by the parties.

      IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                              DELEK US HOLDINGS, INC.

                              By: ______________________________________________
                                  Name:
                                  Title:

                              By: ______________________________________________
                                  Name:
                                  Title:

                              PARTICIPANT:





                                  ______________________________________________


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